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                                  EXHIBIT 23.1

                         Arthur Andersen LLP Consent
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                   Consent of Independent Public Accountants


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 10, 1994 included in Cousins Properties Incorporated's Form 10-K for the fiscal year ended December 31, 1993 and to all references to our firm included in this Registration Statement.


Atlanta, Georgia                                            ARTHUR ANDERSEN LLP
December 7, 1994